UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 28, 2017

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective April 28, 2017, William Eric Meek, the President and Chief Operating Officer of Celadon Group, Inc., a Delaware corporation (the “Company”), resigned.

(c) Also effective April 28, 2017, Jonathan Russell was appointed as the Company’s President and Chief Operating Officer.  Mr. Russell previously served as the Company’s President of Celadon Logistics, Inc., which includes the Company’s asset light business units.  There is no specific term of office associated with Mr. Russell’s appointment.  Mr. Russell, 45, had served in his previous position since November 2010.  He was the Company’s Executive Vice President Logistics and President of TruckersB2B (a former wholly owned subsidiary of the Company) from August 2006 to November 2010. He was President of TruckersB2B from May 2003 to July 2006. He was COO of TruckersB2B from May 2002 to April 2003. He was Vice President of Operations for TruckersB2B from May 2000 to April 2002. Prior to joining TruckersB2B, Mr. Russell had been a Vice President in the Global Corporate Investment Bank of Citigroup Inc. for six years. While at Citi, Mr. Russell was responsible for the management of Citi’s New York Treasury non-dollar fixed-income portfolio.  Mr. Russell is the son of the Company’s late founder and former Chairman and Chief Executive Officer, Stephen Russell.

There is no arrangement or understanding between Mr. Russell and any other person pursuant to which Mr. Russell was appointed President and Chief Operating Officer. There are no transactions in which Mr. Russell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: May 4, 2017	By:	/s/ Bobby Peavler
Bobby Peavler Executive Vice President, Chief Financial Officer, and Treasurer